UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2016

SLM Student Loan Trust 2012-7
 ________________________________________
(Exact name of issuer as specified in its charter)

Navient Funding, LLC
(Exact name of Depositor as specified in its charter)

Navient Solutions, Inc.
(Exact name of Sponsor as specified in its charter)

Delaware	333-166301-10 333-166301	04-3480392 04-3480392 54-1843973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification Number)

c/o Deutsche Bank Trust Company Delaware 60 Wall Street, 27th Floor Mailstop NYC 60 2720 New York, New York 10005
_________________________________ (Address of principal executive offices)

Issuer’s telephone number, including area code:		703-984-5858
Not Applicable
______________________________________________
 Former name or former address, if changed since last report
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The consent of 100% of the holders of each of the Class A-2 Notes and Class A-3 Notes of the SLM Student Loan Trust 2012-7 (the “2012-7 Trust”) was solicited beginning  May 13, 2016, in an effort to extend the Class A-2 Maturity Date to the September 2043 Distribution Date and to extend the Class A-3 Maturity Date to the September 2043 Distribution Date, pursuant to a Supplemental Indenture No. 1A (“Supplemental Indenture 1A”) proposed to be entered into among the 2012-7 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.
The consent of 100% of the holders of the Class B Notes of the 2012-7 Trust was solicited beginning  May 13, 2016, in an effort to extend the Class B Maturity Date to the September 2067 Distribution Date, pursuant to a Supplemental Indenture No. 1B (“Supplemental Indenture 1B”) proposed to be entered into among the 2012-7 Trust, Deutsche Bank National Trust Company Americas, not in its individual capacity but solely as Eligible Lender Trustee, and Deutsche Bank National Trust Company, not in its individual capacity but solely as Indenture Trustee.
As of July 8, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class A-2 Notes representing 94.33% of the issued and outstanding Class A-2 Notes, and consents had not yet been received from holders of Class A-2 Notes representing 5.67% of the issued and outstanding Class A-2 Notes (the “Class A-2 Non-Consenting Noteholders”).  Also as of July 8, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class A-3 Notes representing 72.48% of the issued and outstanding Class A-3 Notes, and consents had not yet been received from (or had been received from but were subsequently revoked by) holders of Class A-3 Notes representing 27.52% of the issued and outstanding Class A-3 Notes (together with the Class A-2 Non-Consenting Noteholders, the “Class A Non-Consenting Noteholders”).
 As of July 8, 2016, consents had been obtained from (and not subsequently revoked by) holders of Class B Notes representing 88.67% of the issued and outstanding Class B Notes (the “Class B Consenting Noteholders”), and consents had not yet been received from holders of Class B Notes representing 11.33% of the issued and outstanding Class B Notes (the “Class B Non-Consenting Noteholders” and, together with the Class A Non-Consenting Noteholders, the “Non-Consenting Noteholders”).
While consents ceased being actively solicited on July 1, 2016, the final expiration date of the solicitations, the only effect of that date was to make revocable all consents previously obtained.  Certain consents previously obtained from holders of Class A-3 Notes were revoked on July 1, 2016, and those revocations are reflected in the totals above.  No other revocation of any consent previously obtained has been received.
As of July 8, 2016, it was determined that it was unlikely that any further consents would be obtained from the Non-Consenting Noteholders.  Therefore, it was determined that it was unlikely that the Class A-2 and Class A-3 solicitation would result in Supplemental Indenture 1-A being entered into,  the Class A-2 Maturity Date being extended to the September 2043 Distribution Date or the Class A-3 Maturity Date being extended to the September 2043 Distribution Date.  Further, it was determined that it was unlikely that the Class B solicitation would result in Supplemental Indenture 1-B being entered into or the Class B Maturity Date being extended to the September 2067 Distribution Date. However, to the extent that in the future consents are received from all Class A Non-Consenting Noteholders (including Class A-3 Noteholders whose consents were received but subsequently revoked), no Class A-2 or Class A-3 consents have been revoked, and the received consents together represent 100% of the then-current holders of each of the Class A-2 Notes and the Class A-3 Notes, Supplemental Indenture 1A may still be entered into, the Class A-2 Maturity date may still be extended to the September 2043 Distribution Date and the Class A-3 Maturity date may still be extended to the September 2043 Distribution Date.  Further, to the extent that in the future consents are received from all Class B Non-Consenting Noteholders, no Class B consents have not been revoked, and the received consents together represent 100% of the then-current holders of the Class B Notes, Supplemental Indenture 1B may still be entered into and the Class A-3 Maturity date may still be extended to the September 2067 Distribution Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2012-7

By: Navient Funding, LLC

Dated: July 13, 2016	By: /s/ C. Scott Booher
Name: C. Scott Booher
Title: Vice President